UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to §240.14a-12

DIRTT ENVIRONMENTAL SOLUTIONS LTD.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

DIRTT ENVIRONMENTAL SOLUTIONS LTD
IMPORTANT ANNUAL MEETING INFORMATION 000001
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DIRTT Environmental Solutions Ltd. Meeting Notice
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Important Notice Regarding the Availability of Proxy Materials for the DIRTT Environmental Solutions Ltd. Annual Meeting to be Held on May 6, 2021
We are using the U.S. “notice-and-access” system for delivery of the proxy materials relating to this year’s annual meeting of shareholders. Under Securities and Exchange Commission rules, instead of receiving a paper copy of the proxy materials you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or email copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:
www.envisionreports.com/DRT2021
Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view the proxy materials, you can also vote.
Step 1: Go to www.envisionreports.com/DRT2021 to view the proxy materials. Step 2: Click on Cast Your Vote.
Step 3: Follow the instructions on the screen to log in.
You may also access our proxy materials in the investor center section of our website at www.dirtt.com/investors and under our issuer profile at www.sedar.com or www.sec.gov. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.
Obtaining a Paper Copy of the Proxy Materials – If you want to receive a paper copy of the proxy materials, you must request one. There is no charge to you for requesting a paper copy. Please make your request for a paper copy as instructed on the reverse side on or before April 26, 2021 to facilitate timely delivery.
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DIRTT Environmental Solutions Ltd. Meeting Notice
The annual meeting of shareholders of DIRTT Environmental Solutions Ltd. will be held virtually at https://web.lumiagm.com/469613006 on May 6, 2021 at 10:00AM (Mountain Time).
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends that you vote FOR the following proposals:
1. Election of the following 8 directors to serve as directors until the close of the next annual meeting of shareholders:
Michael T. Ford
Denise E. Karkkainen
Shauna R. King
Todd W. Lillibridge
James (Jim) A. Lynch
Kevin P. O’Meara
Steven E. Parry
Diana R. Rhoten
2. Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the company and authorizing the directors to set their remuneration.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. You must vote online or request a paper copy of the proxy materials to receive a proxy card. Your online vote or completed proxy card must be received by 10:00AM (Mountain Time) on May 4, 2021. If you wish to attend and vote at the meeting, please visit www.envisionreports.com/DRT2021 for virtual meeting registration details. If you wish to appoint a person to attend and vote at the meeting on your behalf, please follow the instructions online or on the proxy card to appoint such person.
For additional information regarding attending the meeting, please consult the proxy materials or contact Investor Relations at ir@dirtt.com.
Here’s how to order a paper or email copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current proxy materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
Internet – Go to www.envisionreports.com/DRT2021. Click Cast Your Vote. Follow the instructions to log in and order a paper copy of the current proxy materials and submit your preference for email or paper delivery of future proxy materials.
Telephone – Call us free of charge at 1-866-962-0498 and follow the instructions to log in and order a paper copy of the proxy materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
Email – Send an email to investorvote@computershare.com with “Proxy Materials DIRTT Environmental Solutions Ltd.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current proxy materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received on or before April 26, 2021.
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